UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BLACKROCK CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BLACKROCK CAPITAL INVESTMENT CORPORATION

40 EAST 52ND STREET

NEW YORK, NEW YORK 10022

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of BlackRock Capital Investment Corporation (the “Company,” “we,” “our” or “us”), that:

The 2020 Special Meeting of Stockholders of the Company (the “Special Meeting”) will be held on the 4th floor of 40 East 52nd Street, New York, New York, on May 1, 2020, at 11:00 a.m. (New York City time). The Special Meeting is being held for the following purposes:

1.

To approve a proposal to authorize flexibility for the Company, with approval of the Board of Directors (the “Board”) of the Company, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the Special Meeting (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or delays thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

We encourage you to contact the Company at 212-810-5800 from 9:00 a.m. to 6:00 p.m. (New York City time) if you have any questions.

The Board of the Company has fixed the close of business on March 2, 2020 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting. Whether or not you expect to be present in person at the Special Meeting, we urge you to mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or register your vote by telephone or through the Internet, so you will be represented at the Special Meeting. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned, postponed or delayed in order to permit further solicitation of the proxies by the Company.

By order of the Board of the Company Laurence D. Paredes, Secretary of the Company

New York, New York

March 18, 2020

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE SPECIAL MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR PROXY CARD, VOTE YOUR SHARES BY TELEPHONE, OR VOTE VIA THE INTERNET, TODAY.

BLACKROCK CAPITAL INVESTMENT CORPORATION

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

This document will give you the information you need to vote on the matter listed on the accompanying Notice of Special Meeting of Stockholders (the “Notice of Special Meeting”). Much of the information in this proxy statement (this “Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical. If there is anything you do not understand, please contact us at 212-810-5800.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board,” each member of which is referred to as a “Director”) of BlackRock Capital Investment Corporation (the “Company,” “we,” “our” or “us”), of proxies to be voted at the Special Meeting (the “Special Meeting”) of owners of shares of common stock (the “Stockholders”) of the Company and, if the 2020 Special Meeting is adjourned, postponed or delayed, at any later meetings, for the purposes stated in the Notice of Special Meeting. The Special Meeting will be held on the 4th floor of 40 East 52nd Street, New York, New York, on May 1, 2020 at 11:00 a.m. (New York City time). This Proxy Statement, the Notice of Special Meeting and the enclosed proxy card are first being sent to Stockholders on or about March 19, 2020.

*	WHY IS A STOCKHOLDER MEETING BEING HELD?

To address a proposal (the “Proposal”) that requires Stockholder approval.

*	WHAT PROPOSAL WILL BE VOTED ON?

Stockholders are being asked to authorize flexibility for the Company, with approval of the Board of the Company, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth herein (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale). However, pursuant to this authority, there is no limit on the discount below NAV at which the Company may sell its common stock during the period this authorization is in effect. No further authorization from stockholders will be solicited even if the dilution resulting from any such offering or offerings is significant.

*	WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important to the governance of the Company, no matter how many shares you own.

*	WHO IS ASKING FOR YOUR VOTE?

The enclosed proxy is solicited by the Board for use at the Special Meeting to be held on May 1, 2020, and, if the Special Meeting is adjourned, postponed or delayed, at any later meetings, for the purposes stated in the Notice of Special Meeting (see previous page).

*	HOW DOES THE COMPANY'S BOARD RECOMMEND THAT STOCKHOLDERS VOTE ON THE PROPOSAL?

The Board recommends that you vote “FOR” the Proposal.

*	WHO IS ELIGIBLE TO VOTE?

Stockholders of record at the close of business on March 2, 2020 are entitled to be present and to vote at the Special Meeting or any adjournments, postponements or delays thereof. Each share of common stock is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Special Meeting, your shares will be voted by the proxyholders at their discretion according to the Board’s recommendation.

*	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES?

Stockholders of record own shares that are registered directly in their name with the Company’s transfer agent, BNY Mellon Investment Servicing (US) Inc. The Notice of Special Meeting, Proxy Statement and proxy card are being sent directly to Stockholders of record by the Company. Stockholders of record have the right to vote in person at the Special Meeting or to grant a voting proxy directly to anyone to vote in their place.

Beneficial owners of shares own shares that are held in a stock brokerage account or by a bank or other nominee. The Notice of Special Meeting, Proxy Statement and proxy card are being forwarded to beneficial owners by their respective broker, bank or other nominee who is considered, with respect to those shares, the Stockholder of record. A beneficial owner has the right to direct its broker, bank or other nominee on how to vote and is also invited to attend the Special Meeting. A beneficial owner may vote shares by voting in accordance with the Notice of Special Meeting, by returning a proxy card to the Company or by making an arrangement with its broker, bank or other nominee concerning how such broker, bank or other nominee should vote its shares. A beneficial owner may also vote its shares in person at the Special Meeting, if the beneficial owner brings a brokerage statement reflecting its stock ownership as of March 2, 2020, the record date.

*	HOW DO I VOTE BY PROXY?

Stockholders of record may authorize a proxy to vote on their behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit a Stockholder’s right to vote in person at the Special Meeting. A properly completed and submitted proxy timely received by the Company before the Special Meeting will be voted in accordance with the Stockholder’s instructions, unless those instructions are subsequently revoked. If the Stockholder authorizes a proxy without indicating voting instructions, the proxyholders will vote the Stockholder’s shares at their discretion according to the Board’s recommendations. Stockholders of record may also vote either via the Internet or by telephone. The enclosed proxy card includes specific instructions to be followed by Stockholders of record interested in voting via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate a Stockholder’s identity and to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded. Stockholders that vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the Stockholder.

*	HOW DO I VOTE IF MY SHARES ARE HELD THROUGH A BROKER?

Stockholders who hold shares of common stock through a broker, bank or other nominee must follow the voting instructions provided by the broker, bank or nominee, whichever is the record holder. If a Stockholder holds shares of common stock through a broker, bank or other nominee and the Stockholder wishes to vote in person at the Special Meeting, the Stockholder must obtain a legal proxy from the record holder of the Stockholder’s shares and present the proxy at the Special Meeting. If the Stockholder does not vote in person at the Special Meeting or does not submit voting instructions to its broker, bank or nominee, the broker, bank or other nominee will not be permitted to vote the Stockholder’s shares on non-routine proposals. The Proposal is considered a non-routine proposal. For non-routine proposals, a broker, bank or other nominee that holds shares in street name on behalf of a Stockholder must receive voting instructions from the beneficial owner of the shares in order for the shares to be voted at the Special Meeting. Broker non-votes represent those shares held in street name for which the beneficial Stockholder has not provided voting instructions. If there are broker non-votes at the Special Meeting, they will be treated as present at the Special Meeting for quorum purposes but will not be voted at the Special Meeting. Broker non-votes, if any, would have the effect of a vote “Against” the Proposal. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee cannot vote its shares for the Proposal. However, if the beneficial owner authorizes a proxy or properly executes any materials prepared by the broker, bank or other nominee without indicating voting instructions, the broker, bank or other nominee will have the discretion to vote its shares according to the Board’s recommendations. Notwithstanding the foregoing, the Company does not expect many, if any, broker non-votes at the Special Meeting because there are no routine proposals to be voted on at the Special Meeting.

*	CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

The Stockholder of record can revoke a proxy at any time before it is exercised at the Special Meeting by (1) delivering a written revocation notice prior to the Special Meeting to BlackRock Capital Investment Corporation, Attention: Corporate Secretary, 40 East 52nd Street, New York, New York 10022; (2) submitting a later-dated proxy card, a later-dated electronic vote via the website stated on the proxy card, or a later-dated vote using the toll-free telephone number stated on the proxy card; or (3) voting in person at the Special Meeting. If the Stockholder holds shares of common stock through a broker, bank or other nominee, the Stockholder must follow the instructions received from the broker, bank or other nominee in order to revoke the voting instructions. Attending the Special Meeting does not revoke a proxy unless the Stockholder also votes in person at the Special Meeting.

*	WHO IS PAYING FOR THE SOLICITATION OF PROXIES?

The Company will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, assembling, printing, mailing and posting to the Internet the Notice of Special Meeting, this Proxy Statement, the proxy card and any additional information furnished to Stockholders. The Company intends to use the services of Georgeson LLC to assist in the solicitation of proxies. The Company expects to pay market rates for such services, with an estimated fee of $6,500 plus expenses.

Proxies may also be solicited in person and/or by telephone, mail, facsimile transmission or email by the Directors or our officers and/or certain employees of BlackRock Capital Investment Advisors, LLC, the Company’s investment advisor (the “Advisor”), or its affiliates. No additional compensation will be paid to the Directors, officers or regular employees for such services.

*	WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

Approval of the Proposal may be obtained in either of two ways. First, the Proposal will be approved if we obtain the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Special Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Special Meeting that are not held by affiliated persons of the Company, which includes the Directors, officers, employees and 5% Stockholders. For purposes of the Proposal, the Investment Company Act of 1940 (the “1940 Act”) defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Second, the Proposal also will be approved if we receive approval from a majority of the number of beneficial holders of our common stock entitled to vote at the Special Meeting, without regard to whether a majority of such shares are voted in favor of the Proposal. Abstentions and broker non-votes will have the same effect as votes against the Proposal.

*	HOW ARE VOTES COUNTED?

Stockholders may vote “For,” “Against,” or “Abstain.” A vote for “Abstain” with respect to the Proposal will not be voted in favor of or against the Proposal, but will be treated as present and will have the effect of a vote “Against” the Proposal. If a Stockholder holds shares in street name through a broker, bank or other nominee, the Stockholder’s broker, bank or other nominee will not be permitted to exercise voting discretion with respect to the Proposal. Therefore, if a Stockholder holds shares through a broker, bank or other nominee and the Stockholder does not return voting instruction materials sent to them by their broker, bank or nominee, their shares will not be treated as present for purposes of establishing quorum. However, if a Stockholder authorizes a proxy or properly executes any materials prepared by the broker, bank or other nominee without indicating voting instructions, the broker, bank or other nominee will vote the Stockholder’s shares according to the Board’s recommendations.

Similarly, if a Stockholder holds shares in its own name (i.e., not through a bank, broker or nominee) and signs and returns a proxy card with no further instructions, the Stockholder’s shares will be voted in accordance with the recommendations of the Board with respect to the Proposal. The proxyholders will vote in accordance with their discretion with regard to any other matter that properly comes before the Special Meeting.

The Special Meeting may be adjourned from time to time pursuant to our bylaws. If there appears not to be enough votes to approve the Proposal at the Special Meeting, the Chairman of the Special Meeting or a majority of the Stockholders who are represented in person or by proxy and entitled to vote at the Special Meeting may vote to adjourn the Special Meeting, in the manner provided in our bylaws,  to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies.

*	HOW MANY SHARES OF THE COMPANY WERE OUTSTANDING AS OF THE RECORD DATE?

The Company had 68,827,754 shares of common stock outstanding at the close of business on the record date. Each share of common stock is entitled to one vote.

*	WHAT IS A QUORUM FOR PURPOSES OF THE PROPOSAL BEING VOTED ON AT THE SPECIAL MEETING?

The holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting and present in person or by proxy will constitute a quorum for the Proposal; provided, however, that if there is no contest for the election of Directors, and a majority of the outstanding shares of common stock entitled to vote at the Special Meeting are not present in person or by proxy, the holders of one-third of such shares shall constitute a quorum to the extent permitted by applicable law. In the event there are not sufficient votes for a quorum or to approve the Proposal at the time of the Special Meeting, the Special Meeting may be adjourned, postponed or delayed in order to permit further solicitation of proxies by the Company.

THE PROPOSAL

TO AUTHORIZE FLEXIBILITY FOR THE COMPANY, WITH APPROVAL OF THE BOARD OF THE COMPANY, TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK (DURING THE NEXT 12 MONTHS) AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, SUBJECT TO CERTAIN LIMITATIONS SET FORTH HEREIN (INCLUDING THAT THE CUMULATIVE NUMBER OF SHARES SOLD PURSUANT TO SUCH AUTHORITY DOES NOT EXCEED 25% OF THE COMPANY’S THEN OUTSTANDING COMMON STOCK IMMEDIATELY PRIOR TO EACH SUCH SALE).

The Company is a closed-end investment company that has elected to be regulated as a business development company (a “BDC”) under the 1940 Act. The 1940 Act generally prohibits the Company from selling shares of its common stock at a price below the current net asset value per share of such stock or “NAV,” unless its Stockholders authorize such a sale and the Board makes certain determinations.

The Company seeks the approval of its Stockholders so that it may, in one or more public or private offerings, sell or otherwise issue shares of its common stock at a price below its then current NAV, subject to certain additional conditions discussed below. If approved, the authorization by Stockholders would include a limitation as to the number of shares of common stock the Company may issue below NAV. If approved, the authorization would be effective for a twelve month period expiring on the anniversary of the date of Stockholder approval. Upon obtaining the requisite Stockholder approval, the Company will comply with the conditions described below in connection with any financing undertaking pursuant to this proposal. See below for a discussion of the risks of dilution.

Reasons to Offer Common Stock at a Price Below NAV. Capital markets have, in the past, experienced periods of disruption evidenced by a lack of liquidity in the debt capital markets, write-offs in the financial services sector, the re-pricing of credit risk, the failure of certain major financial institutions and general concerns about the state of the U.S. economy. Many investors sold assets because they had to repay debt and/or meet equity redemption requirements, which created an environment of forced selling. These sales created a negative pressure on valuations that led to unprecedented declines in prices in the corporate debt markets. The effect of all of these factors was an increase in realized and unrealized losses on debt and equity investments of many finance companies. While market conditions have improved, there can be no assurance that adverse market conditions will not repeat themselves or worsen in the future. Further, there is some uncertainty about the presidential administration’s effect on the regulation of U.S. financial markets. If adverse conditions return, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital to take advantage of favorable investment opportunities. Capital may not be available to the Company on favorable terms, or at all, in light of the inherent uncertainty and volatility of the financial markets.

In adverse economic environments, companies that have access to capital have a significant advantage. The Company believes that such market conditions may create opportunities to invest in assets at prices that are at discounts to their economic or intrinsic fair value. For firms that continue to have access to capital, adverse economic environments may provide investment opportunities on more favorable terms than in other periods, including more reasonable pricing of risk and more advantageous contractual provisions. To capitalize on these investment opportunities as they arise, the Company needs to be able to maintain consistent access to capital.

Stockholder approval of the Proposal will provide the Company with flexibility. In addition to using a portion of net proceeds from an offering of the Company’s shares at a price below NAV to make investments in accordance with the Company’s investment objective, the Company may use a portion of the net proceeds from any such offering to repay outstanding borrowings.

Many BDCs have sought and received authorization from their stockholders to sell shares of common stock at prices below NAV for many of the same reasons discussed above. Several of those BDCs have over time completed offerings of common stock at prices per share below their respective NAV. If the Company issues additional shares, the Company’s market capitalization and the amount of publicly tradable common stock will increase, which may afford all holders of our common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase trading volume, which could decrease the volatility in the price of the Company’s common stock in the secondary market.

As a BDC and a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, the Company depends on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve favorable tax treatment, which prevents the Company from using those earnings to support new investments (including investments into existing portfolio companies). Further, the Company currently must maintain an asset coverage ratio (the ratio of total assets less total liabilities other than indebtedness to total indebtedness) of not less than 200%, though the Board has approved reducing this to 150% and stockholders will be asked to approve this lower amount at the Company's annual stockholder meeting, in order to incur debt or to issue other senior securities, meaning generally that for every dollar of debt incurred or senior securities issued, the Company must have at least two dollars (or a dollar fifty if the lower amount is implemented) of assets immediately following issuance. The Company’s credit facility also requires that the Company maintain an asset coverage ratio of not less than 200%.

To the extent that the Company is unable to raise capital through the issuance of equity, its ability to raise capital through the issuance of debt or senior securities may be inhibited by the asset coverage ratio requirement. Failure to maintain an asset coverage ratio of not less than 200% (or 150% if the lower amount is implemented) could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that its asset coverage ratio will fall below 200%, the markets in which it operates and the general economy remain volatile and uncertain. Volatility in the capital markets could result in negative pressure on debt investment valuations, potentially impacting the Company’s asset valuations, Stockholder equity and the Company’s asset coverage ratio. In addition, the debt capital that will be available, if at all, to the Company may be at a higher cost and on less favorable terms and conditions in the future. The issuance of additional stock would enable the Company to increase the dollar amount of its leverage.

The following table lists the high and low closing sales price as quoted on NASDAQ under the symbol “BKCC” for the Company’s common stock and the closing sales price as a percentage of NAV for the years ended December 31, 2019 and 2018 and for the current fiscal year ending December 31, 2020.

			Closing Sales Price		Premium/ (Discount) of High Sales Price as a	Premium/ (Discount) of Low Sales Price as a
	NAV(1)		High	Low	Percentage of NAV(2)	Percentage of NAV(2)
Year Ending December 31, 2018
First Quarter		$7.65	$6.25	$5.49	(18)%	(28)%
Second Quarter		$7.56	$6.49	$5.83	(14)%	(23)%
Third Quarter		$7.66	$6.32	$5.90	(17)%	(23)%
Fourth Quarter		$7.07	$6.06	$5.13	(14)%	(27)%
Year Ending December 31, 2019
First Quarter		$7.15	$6.60	$5.41	(8)%	(24)%
Second Quarter		$6.82	$6.26	$5.95	(8)%	(13)%
Third Quarter		$6.49	$6.12	$5.01	(6)%	(23)%
Fourth Quarter		$6.33	$5.17	$4.63	(18)%	(27)%
Year Ending December 31, 2020
First Quarter (through March 17, 2020)	$	*	$5.09	$2.71	* %	* %

(1)

NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by NAV and subtracting 1.
*	Net asset value has not yet been calculated for this period.

Shares of the Company’s common stock have traded at a price both above and below their NAV since they began trading on NASDAQ. It is not possible to predict whether the Company’s common stock will trade at, above or below NAV in the future. During times of increased price volatility, the Company’s common stock may trade at a price equal to, above or below its NAV, which is not uncommon for BDCs such as the Company. As noted above, however, market volatility and regulatory changes have created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock at a price below NAV. Stockholder approval of the Proposal is expected to provide the Company with the flexibility to invest in such opportunities and to repay outstanding borrowings.

The Board believes it is in the best interests of Stockholders to allow the Company flexibility to issue its common stock at a price below NAV in certain instances. The Company’s ability to grow over time and to continue to pay dividends to Stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.

While the Company has never completed an offering of its common stock at a price per share below NAV, and the Company has no immediate plans to sell any shares of its common stock at a price below NAV (other than through its dividend reinvestment plan), it is seeking Stockholder approval now in order to provide flexibility for future sales, which typically must be undertaken quickly. The final terms of any sale below NAV will be determined by the Board at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock at a price below NAV (other than through its dividend reinvestment plan), it is impracticable to describe the transaction or transactions in which shares of common stock would be sold. Instead, any offering where the Company sells shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If the Proposal is approved, no further authorization from the Stockholders will be solicited prior to any such sale in accordance with the terms of the Proposal.

Conditions to Sales Below NAV. If Stockholders approve the Proposal, the Company will be permitted to sell shares of its common stock at a price below NAV per share only if the following conditions are met:

(1) a majority of the Company’s Independent Directors who have no financial interest in the sale have determined that such sale would be in the best interests of the Company and Stockholders;

(2) a majority of the Company’s Independent Directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

(3) the number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale.

Shares issued below NAV pursuant to the Company’s dividend reinvestment plan will not count towards the foregoing 25% limitation because shares issued below NAV pursuant to the Company’s dividend reinvestment plan do not rely on the authority sought pursuant to this proposal. The Company will also follow any SEC guidance with respect to the issuance of stock below NAV.

Key Stockholder Considerations. Before voting on the Proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV per outstanding share of common stock of the issuance of shares of the Company’s common stock at a price less than NAV per share. Any sale of common stock at a price below NAV would result in an immediate dilution to existing Stockholders. This dilution would include reduction in the NAV per share of outstanding shares of common stock as a result of the issuance of shares of common stock at a price below the then current NAV per share and a proportionately greater decrease in a Stockholder’s interest in the earnings and assets of the Company and voting interest in the Company. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance. Shares of common stock sold at prices below then current NAV upon exercise or conversion of any warrants or other securities that may be issued under authority previously approved by Stockholders in accordance with Section 61(a) of the 1940 Act will not be taken into account in determining whether the 25% limitation described above in this Proposal has been reached.

When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV will dilute a Stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the Stockholder’s voting power will be diluted.

As discussed above, the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company’s then outstanding common stock.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value. The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0 per share after offering expenses and commissions (a 100% discount from NAV).  The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

	Prior to	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$7.89	—	$ —	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$7.50	—	$ —	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	$10.00	$9.98	(0.20)%	9.91	(0.90)%	9.50	(5.00)%	8.00	(20.00)%
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.50)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(5.00)%	—	(20.00)%

Impact on Existing Stockholders Who Do Not Participate in the Offering. Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

Impact on Existing Stockholders Who Do Participate in the Offering. Our existing stockholders who participate in the offering or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV per share dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV per share dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

Required Vote. Approval of the Proposal may be obtained in either of two ways. First, the Proposal will be approved if we obtain the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Special Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Special Meeting that are not held by affiliated persons of the Company, which includes Directors, officers, employees, and 5% Stockholders. For purposes of the Proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is the less. Second, the Proposal also will be approved if we receive approval from a majority of the number of beneficial holders of our common stock entitled to vote at the Special Meeting, without regard to whether a majority of such shares are voted in favor of the Proposal. Abstentions will be treated as present at the Special Meeting for quorum purposes and will have the effect of a vote against the Proposal. If there are broker non-votes at the Special Meeting, they would be treated as present at the Special Meeting for quorum purposes but not entitled to vote with respect to the Proposal and would have the effect of a vote “Against” the Proposal.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE FLEXIBILITY FOR THE COMPANY, WITH APPROVAL OF THE BOARD OF THE COMPANY, TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS, SUBJECT TO CERTAIN LIMITATIONS SET FORTH ABOVE.

FURTHER INFORMATION ABOUT VOTING AND THE SPECIAL MEETING

The cost of soliciting proxies will be borne by the Company. In addition, certain officers, Directors and employees of each of the Company and the Advisor (none of whom will receive additional compensation therefor) may solicit proxies in person and/or by telephone, mail, facsimile transmission or email.

The Company intends to use the services of Georgeson LLC to assist in the solicitation of proxies and expects to pay market rates for such services, with an estimated fee of approximately $6,500 plus expenses. As the Special Meeting approaches, certain Stockholders may receive a telephone call from a representative of Georgeson LLC if the Stockholder’s votes have not yet been received.

Abstentions and broker non-votes will be counted as shares present at the Special Meeting but not as votes cast and will have the same effect as votes against the Proposal.

All properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Stockholders may revoke their proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Company, by delivering subsequently dated proxies or by attending and voting at the Special Meeting.

The Board of the Company has fixed the close of business on March 2, 2020 as the record date for the determination of Stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. Stockholders of the Company on that date will be entitled to one vote for each share held and a fractional vote with respect to each fractional share held with no cumulative voting rights, on each matter to be voted on at the Special Meeting or any adjournments, postponements or delays thereof. The Company had 68,827,754 shares of common stock outstanding at the close of business on the record date.

ADDITIONAL INFORMATION

EXECUTIVE LEADERSHIP

Executive officers of the Company and certain executive officers of the Advisor include:

Name	Position
James E. Keenan	Interim Chief Executive Officer of the Company and Managing Director of BlackRock
Michael Pungello	Interim Chief Financial Officer of the Company and Managing Director of BlackRock
Charles C.S. Park	Chief Compliance Officer of the Company, Chief Compliance Officer of the Advisor and Managing Director of BlackRock

The term of office of each of the Company's and Advisor's executive officers is indefinite.

Name, Address and Year of Birth(1)	Positions Held and Principal Occupation(s) During the Past 5 Years
James E. Keenan 1976

James E. Keenan, Chairman of the Board of the Company and Interim Chief Executive Officer of the Company. Mr. Keenan was appointed Interim Chief Executive Officer of the Company on April 30, 2018. Mr. Keenan has been Managing Director of BlackRock, Chief Investment Officer and Global Co-Head of Fundamental Credit as well as a member of BlackRock’s Global Operating Committee and the BlackRock Alternative Investment Executive Committee. Mr. Keenan leads the strategy for Global Fundamental Credit and is responsible for providing oversight of the investment process and performance, the partnerships with BlackRock’s distribution channels, and the team’s infrastructure. Mr. Keenan has oversight of the Investment Grade Credit and Sub-Investment Grade Credit businesses, is Chief Investment Officer of the Leveraged Finance team and also oversees alternative and distressed products. Prior to joining BlackRock in 2004, Mr. Keenan was a Senior High Yield Trader at Columbia Management Group. He began his investment career at UBS Global Asset Management where he was a Trader and Research Analyst from 1998 through 2003. Mr. Keenan earned a BBA degree in finance from the University of Notre Dame in 1998.

Michael Pungello 1957

Michael Pungello, Managing Director of BlackRock, is a member of Global Accounting and Product Services and is Co-Head of BlackRock’s Global Alternatives Operations. Mr. Pungello is responsible for administrative support for various alternative products including hedge funds, hedge fund of funds and private equity funds. Mr. Pungello served as CFO of BlackRock Global Horizons I L.P. from prior to 2012 to 2014. Mr. Pungello’s service with BlackRock dates back to 1998, including his years with Merrill Lynch Investment Managers, which merged with BlackRock in 2006. Prior to moving to his current role in 2006, Mr. Pungello was the Chief Financial Officer for Merrill Lynch Alternative Investments. Mr. Pungello began his career in 1979 at Deloitte & Touche where he was a Partner in Deloitte’s securities and investment company practices. Mr. Pungello earned a BBA degree in accounting from Fordham University in 1979 and an MBA degree in finance from New York University in 1987.

Charles C.S. Park 1967

Charles C.S. Park is Chief Compliance Officer of the Company and Chief Compliance Officer of the Advisor. Mr. Park is the Chief Compliance Officer to BlackRock’s U.S. Mutual Funds (since 2014), Closed-End Funds (since 2014), and iShares Exchange-Traded Funds (since 2006) (the “Funds”) and the Funds’ registered investment advisers, the Advisor and BlackRock Fund Advisors. Mr. Park became a Managing Director of BlackRock following the merger of Barclays Global Investors (“BGI”) with BlackRock in 2009 (the “Merger”). Prior to the Merger, from 2006, he served as Chief Compliance Officer to BGI’s Mutual Funds and iShares Exchange-Traded Funds and their registered investment adviser, Barclays Global Fund Advisors. Prior to joining BGI, Mr. Park was employed by American Century Investments where he served as Chief Compliance Officer from 2004 to 2006 and as Counsel from 1995 to 2004. Mr. Park has a B.A. and a J.D. from the University of Michigan, Ann Arbor.

(1)

Unless otherwise specified, the business address of the Directors and officers of the Company is 40 East 52nd Street, New York, New York 10022, and the business address of the Advisor and officers of the Advisor is 55 East 52nd Street, New York, New York 10055.

INVESTMENT ADVISOR

Our investment activities are managed by the Advisor. The Advisor is a wholly-owned subsidiary of BlackRock Advisors, LLC, an indirect, wholly-owned subsidiary of BlackRock. BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At December 31, 2019, BlackRock's assets under management were $7.43 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2019, the firm had approximately 16,200 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

The Advisor is responsible for sourcing potential investments, conducting research on prospective investments, analyzing investment opportunities, structuring our investments, and monitoring our investments and portfolio companies on an ongoing basis. The internal business unit of the Advisor responsible for advising the Company is led by James E. Keenan, Interim Chief Executive Officer and a Managing Director of the Advisor and BlackRock. Mr. Keenan has primary responsibility for the day-to-day management of our portfolio and the investment professionals providing services to the Company. He is supported by the Advisor's team, including 51 dedicated investment professionals, who have extensive experience in commercial lending, investment banking, accounting, corporate law and private equity investing. Our Advisor is responsible for identifying prospective customers, conducting research on prospective investments, identifying and underwriting credit risk, and monitoring our investments and portfolio companies on an ongoing basis.

ORGANIZATION OF THE ADVISOR

The Advisor is organized as a Delaware limited liability company. The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940. The Advisor is an indirect, wholly-owned subsidiary of BlackRock.

ADMINISTRATION AGREEMENT

The Company has entered into an administration agreement with BlackRock Financial Management, Inc. (the “Administrator”), a subsidiary of BlackRock, under which the Administrator provides administrative services to the Company. The Company reimburses the Administrator for the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including rent and the Company’s allocable portion of the cost of certain of its officers and their respective staffs.

PRINCIPAL EXECUTIVE OFFICES

The principal executive office of the Company is located at 40 East 52nd Street, New York, New York 10022. The principal executive office of each of the Advisor and the Administrator is located at 55 East 52nd Street, New York, New York 10055.

PRINCIPAL STOCKHOLDERS

The following table sets forth, at March 17, 2020, information with respect to the ownership of our common stock by each beneficial owner who, insofar as is known to us, owned more than 5% of our outstanding shares of common stock, each Director, our chief executive officer, each of our other executive officers and our Directors and executive officers as a group. Ownership information for the directors and officers or those persons who beneficially own 5% or more of the outstanding shares of our common stock, if any, is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons. Percentage of common stock is based on 68,165,376 shares of common stock outstanding at March 17, 2020. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power.

Name and address(2)	Type of ownership	Shares owned	Percentage of common stock currently outstanding
James E. Keenan(1)	Record and Beneficial	404,991	*%
John R. Baron	Beneficial	21,922	*%
Jerrold B. Harris	Beneficial	129,214	*%
Mark S. Lies	Beneficial	265,000	*%
Meridee A. Moore	Beneficial	170,000	*%
William E. Mayer	None	None	*%
Maureen K. Usifer	Record and Beneficial	68,132	*%
Michael Pungello	Beneficial	34,583	*%
Charles C.S. Park	None	None	*%
All officers and directors as a group (9 persons)	Record and Beneficial	1,093,842	1.60%

*	Represents less than 1%.
(1)

173,223 shares represent phantom shares. A phantom share is the economic equivalent of one share of common stock and, subject to the applicable vesting requirements, becomes payable in cash. These phantom shares vest in equal installments on each of the first three anniversaries of the award.

(2)	The address for all our officers and Directors is c/o BlackRock Capital Investment Corporation, 40 East 52nd Street, New York, NY 10022.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We have entered into an investment management agreement with the Advisor, under which the Advisor, subject to the overall supervision of our Board, manages our day-to-day operations, and provides investment advisory services to us. For providing these services, we have agreed to pay the Advisor a management fee based on our total assets and an incentive fee based on our investment performance, plus reimbursement of certain expenses incurred by the Advisor. Our executive officers and Directors and the employees of the Advisor and certain of its affiliates, as well as members of the investment committee, serve or may serve as investment advisors, officers, directors or principals of entities or investment funds that operate in the same or a related line of business as we do and/or investment funds managed by our affiliates. We note that any affiliated investment vehicle currently formed or formed in the future and managed by the Advisor or its affiliates may have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. As a result, the Advisor and/or its affiliates may face conflicts in allocating investment opportunities between us and such other entities. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisors affiliated with the Advisor. However, the Advisor and its affiliates will endeavor to allocate investment opportunities in a fair and equitable manner and consistent with applicable allocation procedures. In any such case, if the Advisor forms other affiliates in the future, we may co-invest on a concurrent basis with such other affiliates, subject to compliance with applicable regulations and regulatory guidance, as well as applicable allocation procedures. In certain circumstances, negotiated co-investments may be made only in compliance with an order from the SEC permitting us to do so.

Pursuant to the terms of the administration agreement, BlackRock, through the Administrator (a wholly owned subsidiary of BlackRock), provides us with the office facilities and administrative services necessary to conduct our day-to-day operations.

From time to time, we may invest in transactions in which our Directors and officers or the officers and employees of the Advisor and/or certain of its affiliates have a pecuniary interest. With respect to any such investment, we intend to comply with the relevant provisions of the 1940 Act to the extent they apply to us as a business development company, any other applicable laws and our written policies and procedures concerning affiliated transactions. Depending on the extent of the individual’s pecuniary interest, the Advisor will disclose the interest to its investment committee, our senior management and our Board and may, among other actions, seek the Board’s approval to enter into the transaction and require the individual to recuse himself or herself from the deliberations and voting of our Board, the Advisor and its investment committee with respect to the transaction.

FINANCIAL STATEMENTS AND OTHER INFORMATION

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR MOST RECENT ANNUAL REPORT AND THE MOST RECENT QUARTERLY REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 40 EAST 52ND STREET, NEW YORK, NEW YORK 10022 (TELEPHONE NUMBER 212-810-5800) OR GEORGESON LLC, THE COMPANY’S PROXY SOLICITOR (TELEPHONE NUMBER 1-866-316-3922).

We periodically update performance and certain other data for Company in the “Investor Relations” section of website which can be found at http://www.blackrockbkcc.com. Investors and others are advised to periodically check the website for updated performance information and the release of other material information about the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company's Directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Company believes that each of its officers and directors and any persons holding 10% or more of its common stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2019, except that as a result of an administrative oversight, Meridee Moore was late in filing a Form 4 for an incremental purchase of the Company’s shares.

DIVIDEND REINVESTMENT PLAN

On March 6, 2018, the Company amended its dividend reinvestment plan (the "Plan"). Under the terms of the amended Plan, if the Company declares a dividend or determines to make a capital gain or other distribution, the reinvestment plan agent will acquire shares for the participants’ accounts, depending upon the following circumstances, (i) through receipt of unissued but authorized shares from the Company (“newly issued shares”) and/or (ii) by purchase of outstanding shares on the open market or on the Company's primary exchange (“open-market purchases”). If, on the last quarterly dividend payment date, the net asset value per share (“NAV”) is equal to or less than the closing market price per share on such dividend payment date (such condition often referred to as a “market premium”), the reinvestment plan agent will invest the dividend amount in newly issued shares acquired on behalf of the participants. The number of newly issued shares to be credited to each participant’s account will be determined by dividing the dollar amount of the dividend by the greater of (i) the NAV or (ii) 95% of the closing market price on such dividend payment date. If, on the dividend payment date, the NAV is greater than the market price per share plus estimated brokerage commissions (such condition often referred to as a “market discount”), the reinvestment plan agent may, upon notice to the reinvestment plan agent from the Company, either (a) invest the distribution amount in newly issued shares on behalf of the participants or (b) invest the dividend amount in shares acquired on behalf of the participants in open-market purchases. In the event that the Company elects to have the reinvestment plan agent invest the dividend amount in newly issued shares on behalf of the participants, the number of newly issued shares to be credited to each participant's account will be determined by dividing the dollar amount of the dividend by the market price on the dividend payment date. In the event that the Company elects to have the reinvestment plan agent invest the dividend amount in shares acquired on behalf of the participants in open-market purchases, the number of shares issued to each participant will be determined by dividing the dollar amount of the dividend by the weighted average price per share (including any applicable brokerage commissions) for all shares purchased by the reinvestment plan agent in the open market in connection with the dividend. The reinvestment plan agent will have until the last business day before the next date on which the shares trade on an “ex-distribution” basis or 30 days after the distribution payment date, whichever is sooner (the “last purchase date”), to invest the distribution amount in shares acquired in open-market purchases. If the reinvestment plan agent is unable to invest the full dividend amount in open-market purchases on the last purchase date, the reinvestment plan agent shall invest any uninvested portion in newly issued shares at the closing market price per share on the last purchase date. If the market discount shifts to a market premium based on the closing market price per share at any day during the purchase period, the reinvestment plan agent shall cease making open-market purchases after such day and invest any un-invested portion in newly issued shares. Investments in newly issued shares made in this manner would be made pursuant to the process described under the market premium condition with the date of such shift from market discount to market premium substituting for the dividend payment date. In either of the above scenarios where a combination of open-market purchases and newly issued shares is used to fulfil the Plan's requirements, the number of shares issued to each participant will be determined by dividing the dollar amount of the dividend by the weighted average of the two methods including any applicable brokerage commissions. On March 7, 2018, the Company filed a Form 8-K with the SEC concerning the amended Plan. You may access the Form 8-K filing and the Plan at http://www.sec.gov or http://www.blackrockbkcc.com.

PRIVACY PRINCIPLES OF THE COMPANY

We are committed to maintaining the privacy of Stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our Stockholders, although certain non-public personal information of our Stockholders may become available to us. We do not disclose any non-public personal information about our Stockholders or former Stockholders to anyone, except as permitted by law or as is necessary in order to service Stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about the Stockholders to employees of the Advisor with a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company's proxy statement in connection with the Company's 2021 annual meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices by Tuesday, November 17, 2020.

Stockholders who do not wish to submit a proposal for inclusion in the Company's proxy statement and form of proxy for the 2021 annual meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2021 annual meeting in accordance with the Company's bylaws. The Company's bylaws require that advance notice be given to the Company in the event a Stockholder desires to transact any business from the floor at an annual meeting of Stockholders, including the nomination of Directors. Notice of any such business must be in writing and received at the Company's principal executive office between Friday, January 1, 2021 and Sunday, January 31, 2021. In order to be considered timely, such notice shall be delivered to the Company's Secretary at the principal executive office of the Company and shall set forth all information required under the Company's bylaws.

Copies of the Company's bylaws are available on the EDGAR Database on the SEC's Internet site at www.sec.gov. The Company will also furnish, without charge, a copy of its bylaws to a Stockholder upon request. Such requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022, or by calling 212-810-5800.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s Stockholders will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the Proxy Statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.

Please note that only one Proxy Statement and annual report may be delivered to two or more Stockholders who share an address, unless the Company has received instructions to the contrary. To request a separate copy of this Proxy Statement and annual report or for instructions as to how to request a separate copy of this document and annual report or as to how to request a single copy if multiple copies of this document and annual report are received, Stockholders should contact the Company at the address and phone number set forth below.

Requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022 (telephone number 212-810-5800). Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2020

The Notice of Special Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at the Company’s website at:

http://www.blackrockbkcc.com.

OTHER MATTERS

The management of the Company knows of no other matters which are to be brought before the Special Meeting. However, if any other matters not now known properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Very truly yours,
/s/ JAMES E. KEENAN James E. Keenan
Interim Chief Executive Officer

March 18, 2020

BlackRock Capital Investment Corporation

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 30, 2020.
Vote by Internet
• Go to www.envisionreports.com/BKC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Special Meeting Proxy Card

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
▼

A	Proposal — The Board of Directors recommends a vote FOR the following proposal.

For	Against	Abstain

1.    To authorize flexibility for the Company, with approval of its Board of Directors, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the special meeting of stockholders (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale).

☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and
Sign Below

Please be sure to sign and date this proxy. Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

The Proxy Statement and the 2019 Annual Report on Form 10-K are available at: www.envisionreports.com/BKC

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
▼

BlackRock Capital Investment Corporation

Proxy — BLACKROCK CAPITAL INVESTMENT CORPORATION

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2020
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles C.S. Park and Laurence D. Paredes, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of BlackRock Capital Investment Corporation (the “Company”) held of record by the undersigned on March 2, 2020 at the Special Meeting of Stockholders of the Company to be held on May 1, 2020 or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY GIVEN BY THE UNDERSIGNED EXCEPT AS IT RELATES TO A PRIOR PROXY CONCERNING THE SPECIAL MEETING.

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET